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                                                                   EXHIBIT 99.4

                      BOSTON PROPERTIES LIMITED PARTNERSHIP

                                LETTER TO CLIENTS
                                    REGARDING

                                OFFER TO EXCHANGE
                           6.25% SENIOR NOTES DUE 2013
                                       FOR
                             ANY AND ALL OUTSTANDING
                           6.25% SENIOR NOTES DUE 2013

         THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON ________________, 2003 UNLESS THE OFFER IS EXTENDED. TENDERS MAY BE WITHDRAWN PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

         To Our Client:

         We are enclosing herewith a Prospectus, dated _____________, 2003, of Boston Properties Limited Partnership, a Delaware limited partnership (the "Company") and a related Letter of Transmittal (which together with any amendments or supplements thereto collectively constitute the "Exchange Offer"), relating to the offer by the Company to exchange up to $925 million aggregate principal amount of 6.25% Senior Notes due 2013 of the Company (the "New Notes") which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for up to $925 million aggregate principal amount of 6.25% Senior Notes due 2013 (the "Old Notes"), upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal. As set forth in the Prospectus, the terms of the New Notes are identical in all material respects to the Old Notes, except that the New Notes will not contain the terms with respect to transfer restrictions, registration rights and payments of additional interest that relate to the Old Notes.

         The enclosed material is being forwarded to you as the beneficial owner of Old Notes held by us for your account or benefit but not registered in your name. An exchange of Old Notes may only be made by us as the registered holder pursuant to your instructions. Therefore, the Company urges beneficial owners of Old Notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee to contact such holder promptly if they wish to exchange Old Notes in the Exchange Offer. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER YOUR BENEFICIAL OWNERSHIP OF OLD NOTES HELD BY US FOR YOUR ACCOUNT.

         We request instructions as to whether you wish to tender any or all of your Old Notes held by us for your account or benefit pursuant to the terms and subject to the conditions of the Exchange Offer. We also request that you confirm that we may, on your behalf, make the representations contained in the Letter of Transmittal that are to be made with respect to you as beneficial owner. We urge you to read carefully the Prospectus and Letter of Transmittal before instructing us to exchange your Old Notes and confirming that we may make the representations contained in the Letter of Transmittal.

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         Your attention is directed to the following:

1. THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON ______________, 2003, UNLESS EXTENDED (THE "EXPIRATION DATE").

2. Tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date. The Exchange Offer is not conditioned on any minimum principal amount of Old Notes being tendered for exchange.

3. Old Notes may be tendered only in denomination of $1,000 and integral multiples thereof.

4. Old Notes not tendered pursuant to the Exchange Offer will continue to be subject to certain restrictions on transfer. Moreover, the trading market for Old Notes not exchanged in the Exchange Offer may be significantly more limited than it is at present.

5. As describe in more detail in the Prospectus, holders of Old Notes may be entitled to receive an extra payment from the Company if such holders do not exchange their Old Notes for New Notes in the Exchange Offer.

6. The Company has agreed to pay the expenses of the Exchange Offer.

         The Exchange Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Old Notes residing in any jurisdiction in which the making of the Exchange Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction.

         If you wish us to tender any or all of your Old Notes held by us for your account or benefit, please so instruct us by completing, executing and returning to us the attached instruction form. If you authorize a tender of your Old Notes, the entire principal amount of Old Notes held for your account will be tenedered unless otherwise specified on the instruction form. Your instructions must be forwarded to us in ample time to permit us to submit a tender on your behalf by the Expiration Date. AGAIN, PLEASE NOTE THAT THE ACCOMPANYING LETTER OF TRANSMITTAL IS FURNISHED TO YOU ONLY FOR INFORMATIONAL PURPOSES, AND MAY NOT BE USED BY YOU TO EXCHANGE OLD NOTES HELD BY US AND REGISTERED IN OUR NAME FOR YOUR ACCOUNT OR BENEFIT.

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                      BOSTON PROPERTIES LIMITED PARTNERSHIP

                                OFFER TO EXCHANGE
                           6.25% SENIOR NOTES DUE 2013
                                       FOR
                             ANY AND ALL OUTSTANDING
                           6.25% SENIOR NOTES DUE 2013

Instructions to Registered Holder from Beneficial Owner

         The undersigned acknowledge(s) receipt of your letter and the enclosed prospectus and related Letter of Transmittal in connection with the offer by the Company to exchange New Notes for Old Notes.

         This will instruct you to tender the principal amount of Old Notes indicated below held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the prospectus and the related Letter of Transmittal.

         The undersigned represents that (i) the exchange notes acquired pursuant to the exchange offer are being obtained in the ordinary course of the undersigned's business, (ii) the undersigned is not engaging, does not intend to engage, and has no arrangement or understanding with any person to participate, in the distribution of such New Notes, (iii) the undersigned is not an "affiliate," as defined under Rule 405 under the Securities Act, of the Company and (iv) the undersigned is not a "broker" or "dealer" tendering Old Notes acquired directly from the Company.

Sign here:                                           Dated:
          --------------------------------                 --------------------
              (Signature(s))

Securities which are to be tendered:
/ / Tender all of the Old Notes

Aggregate Principal Amount*
                           ---------------

------------------------------------------
Name(s) (Please Print)

------------------------------------------
Address

------------------------------------------
Zip Code

------------------------------------------
Area Code and Telephone Number

*Unless otherwise indicated, it will be assumed that all of the Old Notes listed are to be tendered.